UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-tenth of one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2025, Celularity Inc. (the “Company”) agreed with the holder of warrants dated January 16, 2024 to purchase 535,274 shares of Class A common stock (the “2024 Warrant”) and warrants dated January 9, 2020, as amended, to purchase 652,981 shares of Class A common stock (the “2020 Warrant” and together with the 2024 Warrants, the “Warrants”) to amend the exercise price of the Warrants to $2.07 per share from $2.49 per share and the holder agreed to exercise the Warrants for gross proceeds to the Company of approximately $2.46 million.

The shares of Class A common stock issuable upon exercise of the 2020 Warrant are registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-258600), which was filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2021 and declared effective by the SEC on August 12, 2021. The shares of Class A common stock issuable upon exercise of the 2024 Warrant have not been registered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.
Dated: January 27, 2025
	By:	/s/ Robert J. Hariri
	Name:	Robert J. Hariri, M.D., Ph.D.
	Title:	Chairman and CEO

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